UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2019

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019 (the “Effective Date”), the Board of Directors (the “Board”) of Aratana Therapeutics, Inc. (the “Company”) appointed Rhonda L. Hellums as the Company’s Chief Financial Officer and Treasurer (the “Appointment”). The Board also designated Ms. Hellums as the principal financial officer and principal accounting officer of the Company. Until the Effective Date, Craig A. Tooman, the Company’s President and Chief Executive Officer, served as the Company’s Chief Financial Officer and Treasurer and was designated as the Company’s principal financial officer and principal accounting officer.

Prior to her appointment as Chief Financial Officer and Treasurer, Ms. Hellums served as the Company’s Vice President, Finance since March 2014 and was a consultant to the Company from November 2013 to March 2014.  Ms. Hellums served as the Director of Global Finance of Kinetic Concepts, Inc.  (KCI, a subsidiary of Acelity L.P. Inc.), a medical device company, from January 2010 to March 2014.   Ms. Hellums has also served as the principal of Summit Springs LLC, a firm that provides strategic business and financial consulting services,  since August 2010. From January 2006 to January 2010,  Ms. Hellums was the Vice President of Finance of Enzon Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Ms. Hellums was the Director of Finance, Strategy and Alliance Management at Genzyme Corp., a global biopharmaceutical company, and Director of Finance and Strategic Planning at ILEX Oncology, Inc. Ms. Hellums previously served as Controller for EG&G Management Services, a division of URS Corporation and as a financial management consultant at KPMG, LLC.  She has a B.A. in Accounting and Information Systems and an M.B.A., both from The University of Texas at San Antonio.

In connection with the Appointment, on the Effective Date, the Company and Ms.  Hellums entered into an employment agreement (the “Employment Agreement”) governing the terms of her service as the Company’s Chief Financial Officer. The Employment Agreement provides for Ms. Hellums to receive an annual base salary of $345,000 and be eligible to receive an annual performance-based cash bonus targeted at 35% of her base salary.   Under the terms of the Employment Agreement, if the Company terminates Ms. Hellums’s employment without “cause” or she resigns for “good reason” (as these terms are defined in the Employment Agreement), then, subject to her executing a general release of claims, Ms. Hellums will be entitled to receive (i) six months of base salary (or, if the termination occurs within 12 months following a change in control, 12 months of base salary)  paid in equal installments following the termination date, (ii) payment of up to six months (or, if the termination occurs within 12 months following a change in control, 12 months) of insurance premiums for continuation coverage under the Company’s group health plans if Ms. Hellums elects such coverage and (iii) if the termination occurs within 12 months following a change in control,  accelerated vesting of all of her then-outstanding Company equity awards, with any portion of an award that vests based on the achievement of performance goals vesting at target level.

If Ms. Hellums’s employment is terminated due to her death or disability, she will be entitled to receive accelerated vesting of her Company equity awards that would have vested during the 12 months following her termination had she remained employed with the Company.

The Employment Agreement also contains certain restrictive covenants pursuant to which Ms. Hellums has agreed to refrain from competing with the Company for a period of 6 months following her termination of employment and from soliciting the Company’s employees for a period of one year following her termination of employment.

Effective as of the Effective Date, the Company granted to Ms. Hellums (i) 24,923 restricted shares of the Company’s common stock, which generally vest as to one-twelfth of the total number of restricted shares on each April 29, July 29, October 29 and January 29 following the Effective Date, subject to her continued employment with the Company through the applicable vesting date and potential accelerated vesting as described above, and (ii) an option to purchase 67,527 shares of the Company’s common stock, which will vest and become exercisable as to 25% of the total number of shares on the first anniversary of the Effective Date and in substantially equal installments over the following 36 months, subject to her continued employment with the Company through the applicable vesting date and potential accelerated vesting as described above. The option has a term of 10 years and an exercise price per share equal to the closing price of a share of the Company’s common stock on the Effective Date. The restricted shares and option are subject to the terms of Company’s 2013 Equity Incentive Award Plan and award agreements in the Company’s applicable form evidencing such awards.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company has scheduled its 2019 annual meeting of stockholders (the "2019 Annual Meeting") for June 6, 2019.  In accordance with the Company’s Amended and Restated Bylaws (the "Bylaws"), because the date of the 2019 Annual Meeting is more than 30 days before the anniversary date of the Company's 2018 annual meeting of stockholders (the "2018 Annual Meeting"), stockholders intending to present a proposal at the 2019 Annual Meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for election as a director, must deliver written notice of their intent to present such proposal or nomination to the Company's Secretary at its principal executive offices at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 not earlier than February 6, 2019 and not later than March 8, 2019. The notice must contain the information required by the Bylaws, a copy of which is available upon request to the Company's Secretary.

As disclosed in the Company’s definitive proxy statement for the 2018 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to the Company's Secretary at its principal executive offices at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 in writing not later than February 12, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated February 1, 2019, between the Company and Rhonda Hellums

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: February 5, 2019	By:	/s/ Craig A. Tooman
Craig A. Tooman
President & Chief Executive Officer